Exhibit 99.1

ChineseInvestors.com, Inc. Announces that it has Entered into an Agreement with Blockchain BT, LLC to Host a Bitcoin ATM at its San Gabriel, California Office with Plans to Expand to Serve Other Chinese Communities Throughout the United States

SAN GABRIEL, CA (December 4, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, announced today that it has entered into an agreement with Blockchain BTM, LLC to host a Bitcoin ATM at its San Gabriel, California office with plans to expand to serve other Chinese Communities throughout the United States. The Bitcoin ATM, located in the lobby of the Company’s offices in the highly trafficked San Gabriel Hilton Plaza, is open from 9 a.m. to 6 p.m., Monday through Friday, making it convenient and easy to purchase Bitcoin. Purchasers will have access to on site customer service representatives available to provide instruction regarding the Bitcoin ATM in both Chinese and English. The machine however offers translation into five languages including traditional and simplified Chinese, English, Spanish, French and Korean.

Cryptocurrency enthusiasts can purchase up to $7,000 worth of Bitcoin daily from the ATM. If the purchaser does not already have a digital wallet to hold the cryptocurrency, the ATM is able to digitally print a wallet. Alternatively, there are many digital wallet smartphone apps available for download for Android and iPhone. For those that wish to make a more significant investment, over $7,000, the Company can provide information on how to facilitate much larger transactions.

In recent weeks the Company unveiled its new cryptocurrency education and information services, including the first Chinese Daily Video Newscast, Bitcoin Multimillionaire, broadcast from the NYSE covering Cryptocurrency and Blockchain Technology. In November the Company launched a free bitcoin news and education website in the Chinese language under the domain name newcoins168.com to serve Chinese cryptocurrency investors globally. In addition, the Company will launch new cryptocurrency subscription products in January 2018.

“Although there has been some volatility in the cryptocurrency market, Bitcoin’s price resilience is impressive, reaching over $11,000.00 in the last week, with a Friday close of $10,814. With each rebound in price relative to news, we see more evidence that the concept of digital currency is taking root with investors and the general public alike.” says Warren Wang, founder and CEO of CIIX. “In addition to providing skilled investors with news about digital currency, ChineseInvestors.com, Inc. hopes to satisfy the average person’s curiosity about cryptocurrency, including how to purchase Bitcoin. Moreover, the underlying Blockchain Technology is extremely compelling and we expect to see many interesting developments in this area. Bitcoin ATMs are just one example of how this area is moving forward. We are excited to make this service available to the Chinese community.”

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

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